UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing
Menomonee Falls, Wisconsin 53051
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 293-1500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  [ ]

Item 2.05    Costs Associated with Exit or Disposal Activities.
On August 16, 2017, Actuant Corporation (“Actuant”) signed a definitive agreement to sell its Viking SeaTech (“Viking”) business to Acteon Group Limited (“Acteon”). The sale price for the Viking transaction is approximately $12 million, payable in cash at the closing of the Viking transaction.
In conjunction with the Viking transaction, Actuant expects to record after tax charges in the range of $110 million to $125 million, consisting of: (i) a cash charge of approximately $28 million from unwinding certain rental fleet operating leases, including those resulting from a mid-2014 sale and leaseback transaction; and (ii) $82 million to $97 million in largely non-cash charges, including the write down of Viking assets to their net realizable value and the recognition in earnings of the cumulative effect of foreign currency rate changes since acquisition. These charges will be incurred during the fourth quarter of 2017 and early in fiscal 2018, upon the closing of the Viking transaction.
A copy of the press release announcing the Viking transaction and the related charges is attached as Exhibit 99.1 to this Form 8-K.
Item 2.06    Material Impairments.
The information disclosed above under Item 2.05 is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release of Actuant Corporation dated August 16, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION
Date: August 17, 2017
/s/ Rick T. Dillon
Name: Rick T. Dillon Title: Executive Vice President and Chief Financial Officer